                                                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1996 Employee Stock Option Plan and Non-Employee Directors Stock Option Plan, of our reports dated January 30, 1996, with respect to the consolidated financial statements of Thermadyne Holdings Corporation for the year ended December 31, 1995, and the related financial statement schedule incorporated by reference or included in Thermadyne Holdings Corporation's Annual Report (Form 10-K), filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP

Dallas, Texas
May 20, 1996